Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Net Sales:
Aerospace & Electronics	$104,073	$86,185	$191,447	$171,641
Engineered Materials	58,278	60,093	121,164	114,338
Merchandising Systems	39,869	41,222	77,475	84,198
Fluid Handling	187,812	187,350	361,280	360,377
Controls	16,015	16,784	31,225	32,641
Intersegment Elimination	(74)	(21)	(148)	(37)

Total Net Sales	$405,973	$391,613	$782,443	$763,158

Operating Profit:
Aerospace & Electronics	$23,278	$20,418	$40,149	$36,024
Engineered Materials	11,674	12,322	24,638	22,958
Merchandising Systems	1,322	2,030	(796)	6,407
Fluid Handling	13,697	13,737	21,122	26,098
Controls	986	1,248	1,383	2,043
Corporate	(8,046)	(6,456)	(15,406)	(13,417)

Total Operating Profit	42,911	43,299	71,090	80,113

Interest Income	309	158	498	608
Interest Expense	(4,141)	(4,153)	(8,084)	(8,644)
Miscellaneous—Net	(833)	360	(998)	(1,372)

Income Before Income Taxes	38,246	39,664	62,506	70,705
Provision for Income Taxes	12,239	13,101	20,002	23,344

Income Before Cumulative Effect of a Change in Accounting Principle	26,007	26,563	42,504	47,361
Cumulative Effect of a Change in Accounting Principle	—	—	—	(28,076)

Net Income	$26,007	$26,563	$42,504	$19,285

Depreciation and Amortization	$12,848	$12,372	$25,212	$24,374
Per Diluted Share Data:
Income Before Cumulative Effect of a Change in Accounting Principle	$0.44	$0.44	$0.72	$0.79
Cumulative Effect of a Change in Accounting Principle	—		—	(0.47)

Net Income	$0.44	$0.44	$0.72	$0.32

Average Diluted Shares Outstanding	59,394	60,371	59,437	60,270
Average Basic Shares Outstanding	59,287	59,808	59,349	59,791

CRANE CO.

Condensed Balance Sheets

(in thousands)

	June 30,	December 31,
	2003	2002
ASSETS
Current Assets
Cash and Cash Equivalents	$32,058	$36,589
Accounts Receivable	261,475	213,850
Inventories	246,323	214,689
Other Current Assets	52,591	44,349

Total Current Assets	592,447	509,477

Property, Plant and Equipment	308,733	273,248
Other Assets	236,731	220,615
Goodwill	511,565	410,356

Total Assets	$1,649,476	$1,413,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$101,332	$400
Loans Payable	24,119	48,153
Accounts Payable	113,720	91,072
Accrued Liabilities	146,144	125,859
Income Taxes	28,233	22,941

Total Current Liabilities	413,548	288,425

Long-Term Debt	266,374	205,318
Deferred Income Taxes	9,153	8,972
Postretirement, Pension and Other Liabilities	259,971	261,919
Common Shareholders’ Equity	700,430	649,062

Total Liabilities and Shareholders’ Equity	$1,649,476	$1,413,696

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2002	2003	2002
Operating Activities:
Net income	$26,007	$26,563	$42,504	$19,285
Cumulative effect of a change in accounting principle	—		—	28,076

Income before accounting change	26,007	26,563	42,504	47,361
(Income) loss from joint venture	(1,164)	(592)	(1,535)	51
Depreciation and amortization	12,848	12,372	25,212	24,374
Cash (used for) provided by operating working capital	(5,332)	23,117	(9,730)	16,950
Other	(1,585)	(3,437)	(2,873)	(3,636)

Total Provided from Operating Activities	30,774	58,023	53,578	85,100

Investing Activities:
Capital expenditures	(6,606)	(5,898)	(13,090)	(12,377)
Proceeds from disposition of capital assets	567	3,542	911	4,004
Payments for acquisitions, net	(168,818)	(40,807)	(168,818)	(42,457)
Proceeds from divestitures	400	—	1,600	—

Total Used for Investing Activities	(174,457)	(43,163)	(179,397)	(50,830)

Financing Activities:
Dividends paid	(5,929)	(5,982)	(11,874)	(11,965)
Settlement of treasury shares acquired on the open market	(343)	—	(6,641)	—
Stock options exercised—net of shares reacquired	187	249	547	987
Issuance (repayment) of debt, net	136,680	(1,833)	137,712	(24,054)

Total Provided from (Used for) Financing Activities	130,595	(7,566)	119,744	(35,032)

Effect of exchange rate on cash and cash equivalents	889	1,623	1,544	1,485

(Decrease) increase in cash and cash equivalents	(12,199)	8,917	(4,531)	723
Cash and cash equivalents at beginning of period	44,257	12,969	36,589	21,163

Cash and cash equivalents at end of period	$32,058	$21,886	$32,058	$21,886

CRANE CO.

Order Backlog

(in thousands)

	June 30,	March 31,	December 31,	June 30,
	2003	2003	2002	2002
Aerospace & Electronics	$304,975	$224,513	$217,598	$223,626
Engineered Materials	11,071	9,828	11,153	14,246
Merchandising Systems	11,827	10,543	12,932	16,864
Fluid Handling	140,657	138,134	130,195	140,556
Controls	13,481	14,736	13,784	17,659

Total Backlog	$482,011	$397,754	$385,662	$412,951

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,		Estimated
	2003	2002	2003	2002	2003
Free Cash Flow

Cash from Operating Activities	$30,774	$58,023	$53,578	$85,100	$170,000
Less: Capital Expenditures	(6,606)	(5,898)	(13,090)	(12,377)	(26,000)
Dividends	(5,929)	(5,982)	(11,874)	(11,965)	(24,000)

Free Cash Flow	$18,239	$46,143	$28,614	$60,758	$120,000

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.

This measurement provides supplemental information to assist management and certain investors in analyzing Company performance.